Exhibit 99.01
Cadence Reports First Quarter 2023 Financial Results
SAN JOSE, Calif. — April 24, 2023 — Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced results for the first quarter of 2023.

Cadence reported first quarter 2023 revenue of $1.022 billion, compared to revenue of $902 million for the same period in 2022. On a GAAP basis, Cadence achieved operating margin of 32 percent and recognized net income of $242 million, or $0.89 per share on a diluted basis, in the first quarter of 2023, compared to operating margin of 35 percent and net income of $235 million, or $0.85 per share on a diluted basis, for the same period in 2022.

Using the non-GAAP measures defined below, operating margin for the first quarter of 2023 was 42 percent and net income was $351 million, or $1.29 per share on a diluted basis, compared to operating margin of 44 percent and net income of $324 million, or $1.17 per share on a diluted basis, for the same period in 2022.

“Cadence delivered strong results for the first quarter driven by our consistent execution and continued momentum in the core EDA and System Design & Analysis businesses,” said Anirudh Devgan, president and chief executive officer. “With the recent introductions of Virtuoso Studio and Allegro X AI, we now have an unmatched ‘chip to package to board to systems’ Generative AI portfolio underpinned by our differentiated JedAI platform and delivering unprecedented quality of results and productivity benefits.”

“I am pleased to report that we exceeded all of our key operating metrics for the quarter,” said John Wall, senior vice president and chief financial officer. “We had a good start to the year. With the increase in our outlook, we now expect revenue growth for 2023 at approximately 14%.”

CFO Commentary
Commentary on the first quarter 2023 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the second quarter of 2023, the company expects total revenue in the range of $960 million to $980 million. Second quarter GAAP operating margin is expected to be in the range of 29 percent to 30 percent and GAAP net income per diluted share is expected to be in the range of $0.73 to $0.77. Using the non-GAAP measures defined below, operating margin is expected to be in the range of 40 percent to 41 percent and net income per diluted share is expected to be in the range of $1.15 to $1.19.
For fiscal year 2023, the company expects total revenue in the range of $4.03 billion to $4.07 billion. On a GAAP basis, operating margin for 2023 is expected to be in the range of 30 percent to 31 percent and GAAP net income per diluted share for 2023 is expected to be in the range of $3.26 to $3.34. Using the non-GAAP measures defined below, operating margin for 2023 is expected to be in the range of 41 percent to 42 percent and net income per diluted share for 2023 is expected to be in the range of $4.96 to $5.04.
The company utilizes a long-term projected non-GAAP tax rate, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix, or other changes to the company’s strategy or business operations. The company expects to use this normalized non-GAAP tax rate through fiscal 2025 but will re-evaluate this rate periodically for significant items that may materially affect its projections.
A schedule showing reconciliations of the business outlook from GAAP operating margin, GAAP net income and GAAP diluted net income per share to non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per share, respectively, is included in this press release.

Audio Webcast Scheduled
Anirudh Devgan, president and chief executive officer, and John Wall, senior vice president and chief financial officer, will host the first quarter 2023 financial results audio webcast today, April 24, 2023, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting April 24, 2023 at 5 p.m. (Pacific) and ending June 16, 2023 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a pivotal leader in electronic systems design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary products from chips to boards to complete systems for the most dynamic market applications, including hyperscale computing, 5G communications, automotive, mobile, aerospace, consumer, industrial and healthcare. For nine years in a row, Fortune magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at www.cadence.com.

© 2023 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements, including Cadence's outlook on future operating results, strategic objectives, business prospects, technology and product developments, industry trends and other statements using words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will,” and words of similar import and the negatives thereof. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, and which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and deliveries and the ability to develop, install or deliver Cadence’s products or services; (iv) change in customer demands or supply constraints that could result in delays in purchases, development, installations or deliveries of Cadence's products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic, geopolitical and industry conditions, including that of the semiconductor and electronics industries, government regulations and trade restrictions; (vi) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates, currency exchange rate fluctuations, inflation rates and Cadence’s ability to access capital and debt markets; (vii) the acquisition of other companies, businesses or technologies or the failure to successfully integrate and operate them; (viii) events that affect cash flow, liquidity, or reserves, or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation, regulatory or other matters; (ix) the effects of any litigation, regulatory, tax or other proceedings to which Cadence is or may become a party or to which Cadence or its products, services or properties are subject; and (x) the duration, severity, volatility and effects of the COVID-19 pandemic and containment measures on Cadence, its employees, and its suppliers and customers, which may also have the effect of heightening the other risks described in this paragraph. In addition, the timing and amount of Cadence’s repurchases of its common stock are subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K and Form 10-Q and future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures contained within this press release with their most directly comparable GAAP results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	March 31, 2023	April 2, 2022
	(unaudited)
GAAP operating margin as a percent of total revenue	32%	35%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	7%	7%
Amortization of acquired intangibles	1%	2%
Acquisition and integration-related costs	2%	0%
Restructuring	0%	0%
Non-qualified deferred compensation expenses (credits)	0%	0%
Non-GAAP operating margin as a percent of total revenue	42%	44%

Net Income Reconciliation	Three Months Ended
	March 31, 2023	April 2, 2022
(in thousands)	(unaudited)
Net income on a GAAP basis	$241,804	$235,335
Stock-based compensation expense	74,288	59,469
Amortization of acquired intangibles	14,527	16,935
Acquisition and integration-related costs	15,800	3,897
Restructuring	—	12
Non-qualified deferred compensation expenses (credits)	3,150	(2,568)
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(3,273)	4,606
Income tax effect of non-GAAP adjustments	5,137	5,938
Net income on a non-GAAP basis	$351,433	$323,624

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	March 31, 2023	April 2, 2022
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.89	$0.85
Stock-based compensation expense	0.27	0.22
Amortization of acquired intangibles	0.05	0.06
Acquisition and integration-related costs	0.06	0.01
Restructuring	—	—
Non-qualified deferred compensation expenses (credits)	0.01	(0.01)
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.01)	0.02
Income tax effect of non-GAAP adjustments	0.02	0.02
Diluted net income per share on a non-GAAP basis	$1.29	$1.17
Shares used in calculation of diluted net income per share	273,159	276,918

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning June 16, 2023, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute Cadence’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by Cadence. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until Cadence’s second quarter 2023 earnings release is published, which is currently scheduled for July 24, 2023.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
March 31, 2023 and December 31, 2022
(In thousands)
(Unaudited)

	March 31, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$916,963	$882,325
Receivables, net	488,237	486,710
Inventories	127,566	128,005
Prepaid expenses and other	165,778	209,727
Total current assets	1,698,544	1,706,767
Property, plant and equipment, net	372,956	371,451
Goodwill	1,377,625	1,374,268
Acquired intangibles, net	341,738	354,617
Deferred taxes	864,750	853,691
Other assets	516,006	476,277
Total assets	$5,171,619	$5,137,071
Current liabilities:
Revolving credit facility	$30,000	$100,000
Accounts payable and accrued liabilities	430,135	557,158
Current portion of deferred revenue	721,246	690,538
Total current liabilities	1,181,381	1,347,696
Long-term liabilities:
Long-term portion of deferred revenue	102,515	91,524
Long-term debt	648,301	648,078
Other long-term liabilities	298,546	304,660
Total long-term liabilities	1,049,362	1,044,262
Stockholders’ equity	2,940,876	2,745,113
Total liabilities and stockholders’ equity	$5,171,619	$5,137,071

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three Months Ended March 31, 2023 and April 2, 2022
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2023	April 2, 2022
Revenue:
Product and maintenance	$963,742	$846,244
Services	57,948	55,522
Total revenue	1,021,690	901,766
Costs and expenses:
Cost of product and maintenance	100,238	72,795
Cost of services	24,234	25,048
Marketing and sales	166,666	140,186
Research and development	350,295	290,895
General and administrative	53,527	48,937
Amortization of acquired intangibles	4,267	4,964
Restructuring	—	12
Total costs and expenses	699,227	582,837
Income from operations	322,463	318,929
Interest expense	(9,260)	(4,108)
Other income (expense), net	8,284	(4,900)
Income before provision for income taxes	321,487	309,921
Provision for income taxes	79,683	74,586
Net income	$241,804	$235,335
Net income per share - basic	$0.90	$0.86
Net income per share - diluted	$0.89	$0.85
Weighted average common shares outstanding - basic	269,501	272,431
Weighted average common shares outstanding - diluted	273,159	276,918

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2023 and April 2, 2022
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2023	April 2, 2022
Cash and cash equivalents at beginning of period	$882,325	$1,088,940
Cash flows from operating activities:
Net income	241,804	235,335
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,400	34,825
Amortization of debt discount and fees	311	268
Stock-based compensation	74,288	59,469
(Gain) loss on investments, net	(123)	2,038
Deferred income taxes	(11,640)	(24,920)
Provisions for losses (recoveries) on receivables	214	(344)
ROU asset amortization and change in operating lease liabilities	(1,392)	926
Other non-cash items	99	88
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(8,719)	(28,426)
Inventories	399	4,580
Prepaid expenses and other	56,212	44,419
Other assets	(42,084)	11,588
Accounts payable and accrued liabilities	(117,915)	(58,203)
Deferred revenue	40,650	56,225
Other long-term liabilities	897	(1,260)
Net cash provided by operating activities	267,401	336,608
Cash flows from investing activities:
Purchases of investments	(9,055)	(1,000)
Proceeds from the sale of investments	102	—
Purchases of property, plant and equipment	(26,719)	(18,130)
Purchases of intangible assets	—	(750)
Net cash used for investing activities	(35,672)	(19,880)
Cash flows from financing activities:
Proceeds from revolving credit facility	50,000	—
Payments on revolving credit facility	(120,000)	—
Proceeds from issuance of common stock	65,370	45,673
Stock received for payment of employee taxes on vesting of restricted stock	(67,712)	(56,343)
Payments for repurchases of common stock	(125,010)	(250,016)
Net cash used for financing activities	(197,352)	(260,686)
Effect of exchange rate changes on cash and cash equivalents	261	(10,230)
Increase in cash and cash equivalents	34,638	45,812
Cash and cash equivalents at end of period	$916,963	$1,134,752

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2022					2023
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1
Americas	47%	45%	45%	46%	46%	44%
China	16%	13%	17%	13%	15%	17%
Other Asia	18%	18%	17%	18%	18%	18%
Europe, Middle East and Africa	14%	18%	16%	17%	16%	15%
Japan	5%	6%	5%	6%	5%	6%
Total	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2022					2023
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1
Custom IC Design and Simulation	22%	23%	22%	22%	22%	20%
Digital IC Design and Signoff	27%	27%	29%	28%	28%	25%
Functional Verification, including Emulation and Prototyping Hardware	28%	24%	25%	25%	26%	32%
IP	13%	14%	12%	12%	12%	11%
System Design and Analysis	10%	12%	12%	13%	12%	12%
Total	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of April 24, 2023
(Unaudited)

	Three Months Ending June 30, 2023	Year Ending December 31, 2023
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	29% - 30%	30% - 31%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8%	8%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	1%	1%
Non-qualified deferred compensation expenses	0%	0%
Non-GAAP operating margin as a percent of total revenue†	40% - 41%	41% - 42%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of April 24, 2023
(Unaudited)

	Three Months Ending June 30, 2023	Year Ending December 31, 2023
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.73 to $0.77	$3.26 to $3.34
Stock-based compensation expense	0.29	1.21
Amortization of acquired intangibles	0.05	0.21
Acquisition and integration-related costs	0.04	0.16
Non-qualified deferred compensation expenses	—	0.01
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.01)
Income tax effect of non-GAAP adjustments	0.04	0.12
Diluted net income per share on a non-GAAP basis†	$1.15 to $1.19	$4.96 to $5.04

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of April 24, 2023
(Unaudited)

	Three Months Ending June 30, 2023	Year Ending December 31, 2023
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$199 to $210	$889 to $911
Stock-based compensation expense	79	330
Amortization of acquired intangibles	15	58
Acquisition and integration-related costs	12	43
Non-qualified deferred compensation expenses	—	3
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(3)
Income tax effect of non-GAAP adjustments	10	34
Net income on a non-GAAP basis†	$315 to $326	$1,354 to $1,376

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense